                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 14A



                    INFORMATION REQUIRED IN PROXY STATEMENT



                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material under Rule 14a-12


                         BARRETT RESOURCES CORPORATION
                (Name of Registrant as Specified in its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                                                                          [Logo]


BARRETT RESOURCES CORPORATION

news release


FOR IMMEDIATE RELEASE
---------------------

CONTACT:
Frank Keller/Robert Howard       Paul Verbinnen/David Reno/Jonathan Gasthalter
                                 Citigate Sard Verbinnen
Barrett Resources                212-687-8080
303-572-3900

            BARRETT RESOURCES POSTPONES ANNUAL SHAREHOLDER MEETING

     DENVER, CO - April 19, 2001 - Barrett Resources Corporation (NYSE: BRR) today announced that it has postponed its annual shareholder meeting scheduled for May 3, 2001, in light of its previously announced and continuing process to maximize shareholder value. A new date has not yet been set.

     Peter A. Dea, Chairman and Chief Executive Officer of Barrett, said, "We are pleased with our process, it is proceeding expeditiously and in a manner designed to maximize value to our shareholders."

     Barrett Resources is a Denver-based independent natural gas and oil exploration and production company that is also involved in gas gathering, marketing and trading activities. Barrett's properties are focused primarily in the Rocky Mountain region of Colorado, Wyoming and Utah, the Mid-Continent area of Kansas, and Oklahoma and the Gulf of Mexico region of offshore Texas and Louisiana. For additional information about Barrett, please visit our Web site at www.brr.com.

Forward-Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such projections or statements include the Company's current views with respect to future events, financial performance, Board decisions with respect to modifying the process described herein, and expectations of responses by potential qualified parties. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

IN RESPONSE TO THE TENDER OFFER COMMENCED BY SHELL OIL COMPANY THROUGH ITS INDIRECT WHOLLY OWNED SUBSIDIARY SRM ACQUISITION COMPANY ON MARCH 12, 2001, BARRETT RESOURCES CORPORATION HAS FILED WITH THE SEC ITS RECOMMENDATION TO STOCKHOLDERS REGARDING THE TENDER OFFER.

IN RESPONSE TO ANY CONSENT SOLICITATION THAT MAY BE COMMENCED BY SHELL AND SRM ACQUISITION, BARRETT WOULD FILE WITH THE SEC ANY CONSENT REVOCATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS THAT MAY BE PREPARED BY BARRETT IN RESPONSE

TO SHELL'S CONSENT SOLICITATION. BARRETT HAS FILED WITH THE SEC A PRELIMINARY CONSENT REVOCATION STATEMENT AND OTHER SOLICITATION MATERIALS IN RESPONSE TO A PRELIMINARY CONSENT SOLICITATION STATEMENT FILED BY SHELL WITH THE SEC. INVESTORS ARE STRONGLY ADVISED TO READ ANY DEFINITIVE CONSENT REVOCATION STATEMENT, IF AND WHEN IT IS FILED AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ANY DEFINITIVE CONSENT REVOCATION STATEMENT WOULD BE FILED BY BARRETT WITH THE SEC.

STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF ANY DEFINITIVE CONSENT REVOCATION STATEMENT (IF AND WHEN FILED AND AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE AT WWW.SEC.GOV. ANY DEFINITIVE CONSENT REVOCATION STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY DIRECTING A REQUEST TO BARRETT RESOURCES CORPORATION-- INVESTOR RELATIONS AT
(303) 572-3900.

                     CERTAIN INFORMATION REGARDING PERSONS
                      WHO MAY BE DEEMED TO BE PARTICIPANTS

IN ADDITION, THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF CONSENT REVOCATIONS FROM BARRETT STOCKHOLDERS AND SUCH PERSONS' HOLDINGS OF BARRETT COMMON STOCK ARE CONTAINED IN BARRETT'S PRELIMINARY CONSENT REVOCATION STATEMENT FILED WITH THE SEC UNDER REGULATION 14A.
                                     # # #